Exhibit 10.1

HCA HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

INTRODUCTION

1.1 ESTABLISHMENT OF PLAN. HCA Holdings, Inc., a Delaware corporation (the “Company”), adopts the following nonqualified employee stock purchase plan for its eligible employees. This Plan shall be known as the HCA Holdings, Inc. Employee Stock Purchase Plan.

1.2 PURPOSE. The purpose of this Plan is to provide an opportunity for eligible employees of the Company and certain subsidiaries of the Company to become stockholders in the Company. It is believed that employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Company and to the mutual benefit of its stockholders and the employees of the Company and certain subsidiaries of the Company. Participation in the Plan is entirely voluntary, and neither the Company nor any of its subsidiaries makes any recommendations to their Employees as to whether they should participate in the Plan.

1.3 NON-QUALIFICATION. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, nor qualify as an “employee stock purchase plan” under Section 423 of the Code.

1.4 COMPLIANCE WITH SECURITIES LAWS. The Plan Administrator shall have the power to make each grant of an option to purchase Stock to Eligible Employees under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.

ARTICLE II.

DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1 BOARD OF DIRECTORS. The Board of Directors of the Company.

2.2 CHANGE IN CONTROL. Any of the following events:

(a) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group;

(b) any Person or Group becomes the Beneficial Owner (as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto) (except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time)), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(c) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are Beneficially Owned subsequent to such transaction by the Person or Persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(d) during any period of 12 months, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

2.3 CLOSING MARKET PRICE. The closing price of the Stock as reported in the consolidated trading of the New York Stock Exchange listed securities; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.4 CODE. The Internal Revenue Code of 1986, as amended from time to time.

2.5 COMMENCEMENT DATE. The first day of each Option Period.

2.6 CONTRIBUTION ACCOUNT. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contributions, pursuant to Article V.

2.7 EFFECTIVE DATE. April 23, 2014.

2.8 ELIGIBLE EMPLOYEE. Each employee who is employed by an Employer and designated on the books and records of such Employer as an employee, provided that the term “Eligible Employee” shall not include:

(a) an individual who has been employed by an Employer for less than two (2) consecutive months;

(b) an individual covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder;

(c) an individual who has entered into an agreement with an Employer which excludes such individual from participation in employee benefit plans of an Employer;

(d) an individual who is not classified by an Employer as an employee, even if such individual is retroactively re-characterized as an employee by a third party or such Employer; or

(e) an individual whose participation may be precluded under Company policies or guidelines or applicable laws, rules or regulations, as determined by the Plan Administrator from time to time.

2.9 EMPLOYER. The Company and any Entity (i) which is a Subsidiary of the Company, (ii) which is authorized by the Company to adopt this Plan with respect to its Eligible Employees, and (iii) which adopts this Plan. The term “Employer” shall include any Entity into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee Entity would qualify as a Subsidiary under Section 2.22 hereof and that such Entity does not affirmatively disavow this Plan.

2.10 ENTITY. Any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, business trust, unincorporated organization, government or political subdivision thereof or other entity.

2.11 EXERCISE DATE. The last trading date of each Option Period on the New York Stock Exchange.

2.12 EXERCISE PRICE. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.13 FIVE-PERCENT STOCKHOLDER. An employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock or equity interests of the Company or any parent or Subsidiary thereof. In determining this five percent (5%) test, shares of stock or equity interests which the employee may purchase under outstanding options, as well as stock or equity interests attributed to the employee under Section 424(d) of the Code, shall be treated as stock or equity interests owned by the employee in the numerator, but shares of stock or equity interests which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

2.14 GRANT DATE. The first trading date of each Option Period on the New York Stock Exchange.

2.15 GROUP. A “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

2.16 OPTION PERIOD. Except as otherwise specified by the Plan Administrator prior to the commencement of an Option Period, the Plan’s Option Periods shall be successive periods of three (3) months commencing on March 1, June 1, September 1, and December 1 of each year and ending on May 31, August 31, November 30, and February 28 (or February 29, if a leap year) of each year; provided, however, that the first Option Period under the Plan shall not commence until the first administratively feasible date determined by the Plan Administrator following shareholder approval of the Plan. In no event, however, may an Option Period under the Plan exceed twenty-seven (27) months.

2.17 PARTICIPANT. Any Eligible Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

2.18 PERSON. A “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended.

2.19 PLAN. The HCA Holdings, Inc. Employee Stock Purchase Plan.

2.20 PLAN ADMINISTRATOR. A committee composed of one or more individuals to whom authority is delegated by the Board of Directors or the Compensation Committee of the Board of Directors to administer the Plan. The initial Plan Administrator shall be the Compensation Committee of the Board of Directors.

2.21 STOCK. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.22 SUBSIDIARY. Any Entity (other than the Company) of which 50% or more of the voting power of its equity securities or equity interests are owned directly or indirectly by the Company.

ARTICLE III.

STOCKHOLDER APPROVAL

3.1 STOCKHOLDER APPROVAL REQUIRED. This Plan must be approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2 STOCKHOLDER APPROVAL FOR CERTAIN AMENDMENTS. Without the approval of the stockholders of the Company, no amendment to this Plan shall (i) increase the number of shares reserved under the Plan, other than as provided in Section 10.4, or (ii) alter the granting corporation or the Stock available for purchase under the Plan. Approval by stockholders must occur within one (1) year of such amendment (or such amendment shall be void ab initio), comply with applicable provisions of the corporate certificate of incorporation and bylaws of the Company, comply with Delaware law prescribing the method and degree of stockholder approval required for issuance of corporate stock or options and comply with any other applicable law or listing standards.

ARTICLE IV.

ELIGIBILITY AND PARTICIPATION

4.1 CONDITIONS. An individual shall become eligible to become a Participant on the Commencement Date next following the date he has been employed as an Eligible Employee of an Employer. Notwithstanding anything to the contrary contained herein, no individual who is not an Eligible Employee shall be granted an option to purchase Stock under the Plan, and no individual who is a Five-Percent Stockholder shall be eligible to participate in the Plan.

4.2 APPLICATION FOR PARTICIPATION. Each Eligible Employee shall be furnished a summary of the Plan and an enrollment form. If such Eligible Employee elects to participate hereunder, he shall complete such form (or on-line enrollment process as determined by the Plan Administrator) and file it with his Employer (or the third party plan administrator appointed by the Plan Administrator) no later than fifteen (15) days prior to the next Commencement Date or such other date as determined by the Plan Administrator (the “Enrollment Period”). The duration and timing of any Enrollment Periods may be changed or modified by the Plan Administrator from time to time. The completed enrollment form shall indicate the amount of employee contributions authorized by the Eligible Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the contribution limits set forth in Section 5.1 and Section 5.4). If any Eligible Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements and files a new enrollment form (or completes an on-line enrollment form, if permitted by the Plan Administrator) with the Employer (or third party administrator) during the applicable Enrollment Period, designating the desired withholding rate.

4.3 DATE OF PARTICIPATION. All Eligible Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4 ACQUISITION OR CREATION OF SUBSIDIARY. Except as otherwise provided (i) in a written notice provided by the Plan Administrator prior to a Commencement Date or (ii) pursuant to the terms of an applicable merger, asset, stock or other similar acquisition agreement, if an Entity is acquired by the Company or another Employer so that the acquired Entity becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall become an Employer and its Eligible Employees shall become eligible to participate in the

Plan on the first reasonably practicable Commencement Date following the acquisition or creation of the Subsidiary (taking into consideration such factors as conversion of payroll systems, assumption of other benefit plans and other administrative matters) and the Subsidiary’s adoption of the Plan. Notwithstanding the foregoing, the Company may (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer or (ii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with applicable law or listing standards.

ARTICLE V.

CONTRIBUTION ACCOUNT

5.1 EMPLOYEE CONTRIBUTIONS. The enrollment form signed (or executed on-line, if permitted by the Plan Administrator) by each Participant shall authorize the Employer to deduct from the Participant’s compensation an amount during each payroll period not less than one-percent (1%) nor more than fifteen percent (15%) of the Participant’s base pay (including overtime) from time to time. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account. All Participant contributions withheld by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such Participant contributions.

5.2 MODIFICATION OF CONTRIBUTION RATE. No change shall be permitted in a Participant’s amount of contribution except upon a Commencement Date, and then only if the Participant files a new enrollment form (or completes an on-line enrollment form, if permitted by the Plan Administrator) with the Employer (or third party administrator) during the applicable Enrollment Period, designating the desired withholding rate.

5.3 DISCONTINUATION OF CONTRIBUTIONS AND DEEMED WITHDRAWAL. Notwithstanding Section 5.2, a Participant may notify the Employer at any time during an Option Period (except during the fifteen (15) day period preceding the applicable Exercise Date or such other period as determined by the Plan Administrator) that such Participant wishes to discontinue contributions to the Plan. This notice shall be in writing and on such forms as provided by the Employer. In the event such notice is given, the Employer will cease making deductions from the Participant’s compensation as soon as practicable following the Employer’s receipt of the notice, the Participant will be deemed to have elected to withdraw his prior contributions from the Participant’s Contribution Account, and the option granted to such Participant shall be canceled. The balance of the Participant’s Contribution Account will be paid in cash to such Participant as soon as practicable following the end of the Option Period. If contributions are discontinued and withdrawn in this manner, the Participant shall be prohibited from making further contributions during that Option Period, and the Participant shall become eligible to recommence contributions on the next Commencement Date so long as he continues to meet the eligibility requirements and files a new enrollment form (or completes an on-line enrollment form, if permitted by the Plan Administrator) with the Employer (or third party administrator) during the applicable Enrollment Period, designating the desired withholding rate.

5.4 LIMITATIONS ON CONTRIBUTIONS. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay (including overtime) for the Option Period. In addition, a Participant shall not be permitted to contribute more than twenty five thousand dollars ($25,000.00) to his Contribution Account in any calendar year. If a Participant’s total contributions should exceed either limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.

ARTICLE VI.

ISSUANCE AND EXERCISE OF OPTIONS

6.1 RESERVED SHARES OF STOCK. The Company shall initially reserve twelve million (12,000,000) shares of Stock for issuance upon exercise of the options granted under this Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such option shall again become available for issuance under the Plan. In the event shares of Stock are withheld for the satisfaction of Withholding Taxes in accordance with Section 6.7, such shares of Stock shall again become available for issuance under the Plan.

6.2 ISSUANCE OF OPTIONS. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the contribution limits specified in Section 5.1 and Section 5.4. All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant discontinues his contributions and withdraws the balance of his Contribution Account pursuant to Section 5.3 or which are otherwise terminated under the provisions of this Plan.

6.3 DETERMINATION OF EXERCISE PRICE. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Exercise Price of the options granted under this Plan for any Option Period shall be ninety percent (90%) of the Closing Market Price of the Stock on the Exercise Date. In no event, however, may the Exercise Price of the options granted under the Plan be less than eighty percent (80%) of the Closing Market Price of the Stock on the Exercise Date.

6.4 PURCHASE OF STOCK. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Article VII or whose contributions have been discontinued and withdrawn pursuant to Section 5.3 shall expire and not be exercised. The Contribution Account of each Participant shall be used to purchase the maximum number of shares (including fractional shares, unless otherwise provided by the Plan Administrator) of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account shall be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to the Participant in cash, without interest.

6.5 TERMS OF OPTIONS. Options granted under this Plan shall be subject to such amendment or modification as the Company shall deem necessary to comply with any applicable law or regulation, including any applicable tax withholding obligations, and shall contain such other provisions as the Company shall from time to time deem necessary and approve.

6.6 LIMITATIONS ON OPTIONS. The options granted hereunder are subject to the following limitations:

(a) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Stockholder.

(b) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7 WITHHOLDING OF TAXES. Upon each Exercise Date, the Company shall have the right and is hereby authorized to satisfy any applicable withholding obligations or withholding taxes (“Withholding Taxes”), including any federal Withholding Taxes as set forth by Internal Revenue Service guidelines for the Employer’s minimum statutory withholding, with respect to the Participant’s purchase of Stock. The Company may satisfy

Withholding Taxes (i) by withholding cash from the Participant’s Contribution Account or the Participant’s compensation, and/or (ii) by withholding from the Stock otherwise purchased on the Exercise Date that number of shares of Stock (including fractional shares, unless otherwise provided by the Plan Administrator) necessary to satisfy the Withholding Taxes with respect to such Stock based on the Closing Market Price of the Stock as of the Exercise Date. The Plan Administrator shall communicate the manner of such withholding to the Participants prior to the applicable Commencement Date. The Company’s obligation to make any delivery or transfer of Stock shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.

6.8 PRO-RATA REDUCTION OF OPTIONED STOCK. If the total number of shares of Stock to be purchased under options by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.

6.9 STATE SECURITIES LAWS. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State (or other applicable) securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock, without interest.

ARTICLE VII.

TERMINATION OF PARTICIPATION

Any Participant whose employment with an Employer is terminated during the Option Period prior to the Exercise Date for any reason shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid in cash to such Participant (or, following the Participant’s death, to the Participant’s legal representative) as soon as practical after his termination. The option granted to such Participant shall expire and thereafter be null and void.

ARTICLE VIII.

OWNERSHIP OF STOCK

8.1 ISSUANCE OF STOCK. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant, make such other book entry registration, or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period (less any shares of Stock withheld pursuant to Section 6.7). Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period.

8.2 RESTRICTIONS ON SALE. Shares of Stock purchased pursuant to Article VI of the Plan will be subject to Company’s security trading policies, as may be in place from time to time. In addition, the Plan Administrator may, in its discretion, require as conditions to the Participant’s purchase of shares of Stock under the Plan (i) such conditions as it may deem necessary to assure that such sale of shares of Stock is in compliance with applicable securities laws and (ii) a minimum holding period (not to exceed one year) following the purchase of shares of Stock before such shares may be sold or otherwise transferred, provided that such holding period, if any, shall not apply to shares of Stock withheld for the satisfaction of Withholding Taxes in accordance with Section 6.7.

8.3 TRANSFER OF OWNERSHIP. A Participant will have no voting rights, dividend rights or any other interest in shares to be purchased pursuant to Article VI of the Plan until such shares have been issued pursuant to Section 8.1.

ARTICLE IX.

ADMINISTRATION AND AMENDMENT

9.1 ADMINISTRATION. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) interpret the Plan, (iv) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, (v) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.2, (vi) adopt such rules or offerings as may be deemed necessary or appropriate to comply with the laws of other countries, allow for the tax-preferred treatment of the options or otherwise provide for the participation by employees who reside outside of the U.S., including determining which employees are eligible to participate in the Plan, (vii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, and (viii) permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other employees who are Participants). The Board of Directors or the Compensation Committee of the Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2 AMENDMENT. The Board of Directors or the Compensation Committee of the Board of Directors may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2, or as may be required to otherwise comply with any applicable tax or regulatory requirement, shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2.

ARTICLE X.

MISCELLANEOUS

10.1 PLAN TERM. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 9.2 hereof.

10.2 EXPENSES. The Company will pay all expenses of administering this Plan that may arise in connection with the Plan, excluding individual federal, state, city, local or other taxes.

10.3 NO CONTRACT OF EMPLOYMENT. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any individual or to be an inducement for the employment of any individual. Nothing contained in this Plan shall be deemed to give any individual the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any individual at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.4 ADJUSTMENT UPON CHANGES IN STOCK. The aggregate number of shares and class of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors or the Compensation Committee of the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure.

10.5 CHANGE IN CONTROL. In the event of a proposed Change in Control of the Company, the Plan Administrator, in its discretion, may terminate the Plan in accordance with Section 9.2 or may shorten the Option Period then in progress by setting a new Exercise Date (the “New Exercise Date”), which New Exercise Date shall be a date before the date of the proposed Change in Control. If a New Exercise Date is set, the Plan Administrator shall notify each Participant in writing, prior to the New Exercise Date, that the Exercise Date for the Option Period has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date unless the Participant has discontinued contributions and withdrawn the balance of his or her Contribution Account in accordance with Section 5.3 by a time specified in such notice.

10.6 SECTION 409A. The Plan is intended to be exempt from the application of Section 409A of the Code (“Section 409A”) under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Plan Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Plan Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

10.7 EMPLOYER’S RIGHTS. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.8 LIMIT ON LIABILITY. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any stockholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.8, of any right which is not susceptible to advance waiver under applicable law.

10.9 GENDER AND NUMBER. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.10 GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware.

10.11 HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.12 SEVERABILITY. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.